As filed with the Securities and Exchange Commission on April 18, 2005

Registration No. 333-12942

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
Under Schedule B of
THE SECURITIES ACT OF 1933

Japan Finance Corporation for

Municipal Enterprises

(Issuer)

Japan

(Guarantor)

(Names of Registrants)

Shisei Kaikan (Municipal Research Building)

1-3 Hibiya Koen
Chiyoda-ku
Tokyo 100-0012, Japan
(Address of Principal Executive Office of Japan Finance Corporation for Municipal Enterprises)

Names and addresses of Duly Authorized Representatives:

For the issuer: Puglisi & Associates 850 Library Avenue, Suite 204 P.O. Box 885 Newark, Delaware 19715	For the Guarantor: Nobuchika Mori Consulate General of Japan in New York 1 Chase Manhattan Plaza New York, New York 10005

Copies to

John D. Young, Jr.
Sullivan & Cromwell LLP
Otemachi First Square
5-1, Otemachi 1-chome
Chiyoda-ku, Tokyo 100-0004
Japan

EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 to the Registration Statement under Schedule B (File No. 333-12942) of Japan Finance Corporation for Municipal Enterprises (“JFM”) and Japan is being filed to deregister all the securities registered by such Registration Statement, which have not been issued. An aggregate of $158,400 of the amount of the registration fee was previously paid in connection with the previous registration of $600,000,000 of such unissued securities by JFM and Japan pursuant to such Registration Statement. In connection with the filing of a new Registration Statement under Schedule B (File No. 333-123757) of JFM and Japan, which became effective on April 8, 2005, pursuant to Rule 457(p) under the Securities Act of 1933, $158,400 was offset against the total registration fee due for such new Registration Statement.

SIGNATURES

(of the Issuer)

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant Japan Finance Corporation for Municipal Enterprises has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, on the 18th day of April, 2005.

JAPAN FINANCE CORPORATION
FOR MUNICIPAL ENTERPRISES

By	/s/ YUJI WATANABE

YUJI WATANABE†,
Governor

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ YUJI WATANABE YUJI WATANABE	Governor (Principal Executive Officer)	April 18, 2005

/s/ MICHIHIKO URAKAMI MICHIHIKO URAKAMI	Executive Director in charge of Funds and Accounting Department (Principal Financial and Accounting Officer)	April 18, 2005

/s/ DONALD J. PUGLISI DONALD J. PUGLISI	Duly Authorized Representative in the United States of Japan Finance Corporation for Municipal Enterprises	April 18, 2005

†	Consent is hereby given to the use of his name in connection with the information specified in this Registration Statement to have been supplied by him and stated on his authority.

II-1

SIGNATURES

(of the Guarantor)

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant Japan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York, on the 15th day of April, 2005.

JAPAN

By	SADAKAZU TANIGAKI†,

Minister of Finance

By	/s/ NOBUCHIKA MORI

NOBUCHIKA MORI, pursuant to delegated
authority Ministry of Finance, Consulate General
of Japan in New York

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Japan in the United States, has signed this Post-Effective Amendment No. 1 to the Registration Statement on the 15th day of April, 2005.

/s/ NOBUCHIKA MORI

Nobuchika Mori

†	Consent is hereby given to the use of his name in connection with the information specified in this Registration Statement to have been supplied by him and stated on his authority.

II-2